                                                                    EXHIBIT 99.1

                                                       CONTACT:  ROBERT K. HYNES
                                                                  (212) 355-5200

                                                  RELEASE DATE:  AUGUST 12, 2004

FOR IMMEDIATE RELEASE

                    WHX ANNOUNCES 2004 SECOND QUARTER RESULTS

NEW YORK - WHX CORPORATION (NYSE: WHX)

            WHX today  reported a net loss of $1.0  million,  on sales of $107.8 million,  for the second quarter of 2004 compared to a net loss of $4.1 million, on sales of $83.5  million,  in the same  period in 2003.  After  deducting  the preferred  dividend  requirement,  basic and diluted  loss per common  share was
$1.07 for the second  quarter of 2004  compared  with basic and diluted loss per common share of $1.67 for the second quarter of 2003.

            The 2004 second  quarter  results  include a non-cash  $9.0  million asset impairment  charge related to the Company's wire & cable business,  a $5.6 million gain relating to the recovery of a note receivable  which was carried at zero  value,  a $1.7  million  cash gain from the sale of an  aircraft,  and the reversal of a $1.3 million  reserve for a legal  proceeding that was resolved in the Company's  favor.  The 2003 results include a gain on the retirement of debt of $2.0 million.

SECOND QUARTER OPERATING RESULTS

            Sales in the  second  quarter  of 2004 were  $107.8  million,  a 29%
increase over the second quarter of 2003. Sales increased by $6.6 million at the
Precious  Metal  Segment,  $4.9  million at the Wire & Tubing  Segment and $12.8 million at the Engineered Materials Segment.  This growth in sales is the result of several  factors,  including a renewed  emphasis on sales and marketing which has led to market share gains,  stronger commercial  construction and electrical markets, and increased selling prices.

            For the second  quarter of 2004,  operating  loss was $0.5  million, compared to an  operating  loss of $4.4  million in the second  quarter of 2003.
Operating  income from the Precious  Metal segment  increased by $1.4 million to income of $1.2 million in the second quarter of 2004 from a loss of $0.2 million in the second  quarter of 2003.  The 2003 period  included $1.4 million of costs related to the closure of facilities. Improvements in operating income resulting from the  aforementioned  sales growth were offset by higher raw material  costs and start up costs relating to a new facility in Malaysia.  Operating results at the Wire & Tubing  segment  declined by $9.2  million to a loss of $9.0  million
(including the  aforementioned  non-cash asset impairment  charge) in the second quarter of 2004 when compared to the second quarter of 2003. Operating income in
2004 was also negatively  impacted by the poor performance of the wire group and production  inefficiencies  related  to  new  products  at  a  stainless  tubing facility.  The remaining tubing facilities reported improved operating income in the 2004 period  resulting  from higher  sales.  The 2003 period  included  $1.2 million of  incremental  costs related to the closure of certain  specialty wire facilities.  The Engineered  Materials segment reported operating income of $6.0 million in the second  quarter of 2004  compared  to $2.9  million of  operating income in the second quarter of 2003.  This strong  performance  resulted from a
41% increase in sales over the 2003 period.  The sales increase was primarily in the construction market. Unallocated corporate expenses declined to $0.4 million in the second  quarter of 2004 from $7.3 million in the second  quarter of 2003.
This  improvement  is related to a decrease in pension  expense of $4.6 million, lower  professional  fees, the  termination  of the WPN management  agreement in
January  of  2004,  and  the  reversal  of a $1.3  million  reserve  for a legal proceeding that was resolved in the Company's favor.  These items were partially offset by an increase in employee expenses and higher insurance costs.

LIQUIDITY

            As   previously   announced,   on  March  31,  2004  the   Company's
wholly-owned  subsidiary,  Handy & Harman,  successfully entered into new senior financing arrangements with each of Congress Financial Corporation ("Congress"),
as  agent,  and  Ableco  Finance  LLC  ("Ableco"),   as  agent,  with  aggregate
commitments  of $163.2  million.  Congress's  facility  consists  of a revolving credit  facility  of up to  $70.0  million  and a term  loan of  $22.2  million.
Ableco's  facility  consists of a Tranche B term loan of $71.0 million.  At June
30, 2004 $37.8  million was drawn under the  revolving  credit  facility.  Funds available under the revolving credit facility  amounted to  approximately  $14.0 million at June 30, 2004. At June 30, 2004 WHX had  approximately  $20.7 million of unrestricted cash.

            The WHX 10 1/2% Senior Notes in the amount of $92.8  million are due on April 15, 2005. It is the Company's  intention to refinance  this  obligation prior to its scheduled  maturity;  however  there can be no assurance  that such refinancing will be obtained or as to the terms thereof. The Company's access to capital markets in the future to refinance such indebtedness may be limited.  If the Company were unable to refinance this  obligation,  it would have a material adverse impact on the liquidity, financial position and capital resources of WHX and would  impact the  Company's  ability to  continue as a going  concern.  The
Company has retained Jefferies & Company to assist in the evaluation of possible recapitalization  options. A committee of preferred shareholders has been formed and has retained legal and financial advisors.

            This press release contains  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.

CONFERENCE CALL

            WHX  Corporation  invites all  interested  parties to the  Company's second quarter 2004 conference  call scheduled for Thursday,  August 12, 2004 at
10:00 A.M.  Eastern Time.  Callers can listen in by dialing  (800)  817-8874 and entering  access code 376799.  If you are unable to  participate at this time, a replay will be available  through  August 19, 2004, by dialing  (888)  203-1112,
Access Code: 376799

                                 WHX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                                          2004           2003           2004           2003
---------------------------------------------------------------------------------------------------------------
                                                                 (in thousands - except per-share)

Net sales                                              $ 107,840      $  83,519      $ 205,334      $ 164,519

Cost of goods sold                                        87,511         67,131        166,974        134,080
                                                       ---------      ---------      ---------      ---------

Gross profit                                              20,329         16,388         38,360         30,439

Selling, general and administrative expenses              13,524         20,759         27,371         42,842
Asset impairment charge                                    9,000           --            9,000           --
Gain (loss) on disposal of fixed assets                    1,707            (13)         1,665             84
                                                       ---------      ---------      ---------      ---------
Income (loss) from operations                               (488)        (4,384)         3,654        (12,319)
                                                       ---------      ---------      ---------      ---------

Other:
           Interest expense                                6,107          4,903         10,816          9,920
           (Loss) gain on early retirement of debt            --          1,966         (1,161)         2,999
           Other income (expense)                          6,016          1,696          6,271            188
                                                       ---------      ---------      ---------      ---------

Loss before taxes                                           (579)        (5,625)        (2,052)       (19,052)

Tax expense (benefit)                                        375         (1,567)           887         (6,146)
                                                       ---------      ---------      ---------      ---------
Net loss                                               $    (954)     $  (4,058)     $  (2,939)     $ (12,906)
                                                       =========      =========      =========      =========

Dividend requirement for preferred stock               $   4,856      $   4,856      $   9,712      $   9,712
                                                       =========      =========      =========      =========

Net loss applicable to common stock                    $  (5,810)     $  (8,914)     $ (12,651)     $ (22,618)
                                                       =========      =========      =========      =========

BASIC AND DILUTED PER SHARE OF COMMON STOCK

Loss per share                                         $   (1.07)     $   (1.67)     $   (2.33)     $   (4.24)
                                                       =========      =========      =========      =========

                                 WHX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                             JUNE 30,      DECEMBER 31,
                                                               2004            2003
-----------------------------------------------------------------------------------------
                                                        (Dollars and shares in thousands)
ASSETS
Current Assets:
      Cash and cash equivalents                             $  26,295      $  41,990
      Trade receivables - net                                  63,999         42,054
      Inventories                                              59,547         41,782
      Other current assets                                     14,048         30,174
                                                            ---------      ---------
                 Total current assets                         163,889        156,000

Property, plant and equipment at cost                         139,768        146,459
   Less accumulated depreciation and amortization             (53,072)       (42,236)
                                                            ---------      ---------
                                                               86,696        104,223

Goodwill and other intangibles                                125,874        126,089
Intangibles - pension asset                                       758            758
Assets held for sale                                            2,000          2,000
Other non-current assets                                       23,809         17,076
                                                            ---------      ---------
                                                            $ 403,026      $ 406,146
                                                            =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Trade payables                                         $  37,235      $  27,300
     Accrued liabilities                                       21,454         29,395
     Current portion of long-term debt                         96,874         40,056
     Short-term debt                                           37,840             --
                                                            ---------      ---------
               Total current liabilities                      193,403         96,751

Long-term debt                                                 94,370        189,344
Accrued pension liability                                      25,864         27,367
Other employee benefit liabilities                              7,532          7,840
Additional minimum pension liability                           24,912         24,912
Other liabilities                                               1,205          1,047
                                                            ---------      ---------
                Total liabilities                             347,286        347,261

Stockholders' Equity:
    Preferred stock - $.10 par value; authorized 10,000
       shares; issued and outstanding: 5,523 shares               552            552
    Common stock -  $.01 par value; authorized 60,000
       shares; issued and outstanding: 5,486 shares                55             55
    Accumulated other comprehensive loss                      (21,881)       (21,642)
    Additional paid-in capital                                556,206        556,206
    Unearned compensation - restricted stock awards               (66)           (99)
    Accumulated deficit                                      (479,126)      (476,187)
                                                            ---------      ---------
                 Total stockholders' equity                    55,740         58,885
                                                            ---------      ---------
                                                            $ 403,026      $ 406,146
                                                            =========      =========

                                 WHX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                  SIX MONTHS ENDED
                                                                       JUNE 30,
                                                                 2004            2003
--------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                      $  (2,939)     $ (12,906)

Items not affecting cash from operating activities:
  Depreciation and amortization                                   7,368          7,485
  Amortization of debt related costs                              1,131            829
  Asset impairment charge                                         9,000             --
  Other postretirement benefits                                     225            125
  Loss (gain) on early retirement of debt                         1,161         (2,999)
  WPSC note recovery                                             (5,596)            --
  Deferred income taxes                                            --           (7,208)
  (Gain) on asset dispositions                                   (1,665)          (490)
  Pension expense (credit)                                       (1,278)         8,060
  Equity loss in affiliated companies                                 2             31
 Other                                                               34             --
Decrease (increase)  in working capital elements,
  net of effect of acquisitions:
      Trade receivables                                         (21,945)        (5,199)
       Inventories                                              (17,765)          (317)
       Short term investments-trading                                --        199,005
       Investment account borrowings                                 --       (107,857)
       Other current assets                                       2,422          3,298
       Other current liabilities                                  2,324         (4,487)
  Pension contribution                                             (226)            --
  Other items-net                                                (4,789)          (468)
                                                              ---------      ---------
Net cash (used in) provided by operating activities             (32,536)        76,902
                                                              ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Receipts from WPC                                                  --            500
  Purchase of aircraft                                               --        (19,171)
  Proceeds from sale of aircraft                                 19,301             --
  Plant additions and improvements                               (4,357)        (5,939)
  Proceeds from sales of assets                                   7,049          3,704
                                                              ---------      ---------
Net cash provided by (used in) investing activities              21,993        (20,906)
                                                              ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash proceeds from Handy & Harman term loans                  99,329             --
   Net borrowings from revolving credit facilities               36,936             --
   Repayment of  H&H Senior Secured Credit Facility            (149,684)            --
   Net borrowings from H&H Senior Secured Credit Facility        20,604         22,425
   Repayment of H&H Industrial Revenue Bonds                     (7,500)            --
   Debt issuance fees                                            (4,837)            --
   Cash paid on early extinguishment of debt                         --        (14,302)
   Due from Unimast                                                  --          3,204
                                                              ---------      ---------
Net cash (used in)provided by financing activities               (5,152)        11,327
                                                              ---------      ---------
NET CASH (USED IN) PROVIDED BY OPERATIONS                       (15,695)        67,323

Cash and cash equivalents at beginning of period                 41,990         18,396
                                                              ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $  26,295      $  85,719
                                                              =========      =========

                                 WHX CORPORATION
                          BUSINESS SEGMENT INFORMATION
                                   (UNAUDITED)

(in thousands)                                   Three Months Ended            Six Months Ended
                                                      June 30,                     June 30,
                                                2004          2003           2004           2003
                                            ----------     ----------     ----------     -----------
Revenue

   Precious Metal                           $  27,956      $  21,365      $  56,578      $  43,719
   Wire & Tubing                               35,668         30,759         70,230         62,907
   Engineered Materials                        44,216         31,395         78,526         57,893
                                            ---------      ---------      ---------      ---------
           Consolidated revenue             $ 107,840      $  83,519      $ 205,334      $ 164,519
                                            =========      =========      =========      =========

Segment operating income
   Precious Metal                           $   1,220      $    (177)     $   3,696      $  (1,376)
   Wire & Tubing                           (9,002)           159         (9,205)          (566)
   Engineered Materials                         6,011          2,906          9,162          3,521
                                            ---------      ---------      ---------      ---------
                                               (1,771)         2,888          3,653          1,579
                                            ---------      ---------      ---------      ---------

Gain/(loss) on disposal of fixed assets         1,707            (13)         1,665             84
Unallocated corporate expenses                    424          7,259          1,664         13,982
                                            ---------      ---------      ---------      ---------

    Operating Income/(loss)                      (488)        (4,384)         3,654        (12,319)

Interest expense                                6,107          4,903         10,816          9,920
Gain on early retirement of debt                 --            1,966         (1,161)         2,999
Other income (expense)                          6,016          1,696          6,271            188
                                            ---------      ---------      ---------      ---------

         Income (loss) before taxes              (579)        (5,625)        (2,052)       (19,052)

Income tax expense (benefit)                      375         (1,567)           887         (6,146)
                                            ---------      ---------      ---------      ---------

          Net income (loss)                 $    (954)     $  (4,058)     $  (2,939)     $ (12,906)
                                            =========      =========      =========      =========